Exhibit 99.2

PAINCARE HOLDINGS ISSUES CORPORATE UPDATE

ORLANDO, Fla. – (PR NEWSWIRE) – January 14, 2008 – PainCare Holdings, Inc. (AMEX:PRZ), one of the nation’s leading providers of pain-focused medical and surgical solutions and services, today issued a formal corporate update related to its ongoing operations.

•	Enterprise-wide cost-cutting program results in 30% decrease in monthly corporate overhead, dropping from approximately $300,000 to $200,000.

•	Changes in executive management to be effected in near term.

•	PainCare receives forbearance from senior lender and up to $1 million cash advance.

•	Management continues to evaluate strategies to best leverage assets to meet working capital and future growth requirements.

•	Integrated Pain Solutions (IPS) continues to seek to expand its national provider network and is actively pursuing new business opportunities with major medical payor organizations.

COST-CUTTING PROGRAM AND SENIOR MANAGEMENT CHANGES

In an effort to further reduce operating expenses, PainCare has eliminated many cost redundancies within its corporate operations and across its proprietary network of physician practices. In addition, the Company has focused on reducing general corporate staffing levels, resulting in its decreasing corporate employee headcount from 27 to 18.

PainCare has accepted the resignation of Ronald Riewold as President of PainCare Holdings and executive member of the Board, effective January 31, 2008. Replacing Riewold as President is Katie White, current President of IPS. Riewold will work closely with White through and beyond his effective resignation date to ensure a seamless transition is achieved. In addition to her new role as President of PainCare Holdings, White will also continue to lead IPS.

“Since first assuming the helm at IPS in late 2007, Katie has quickly distinguished herself as a very dynamic, results-oriented executive,” stated Randy Lubinsky, CEO of PainCare. “But, this did not come as any surprise. For the past four years, Katie has proved invaluable to PainCare in her former position as Executive Vice President, where she played a significant role in business development, mergers/acquisitions and policy compliance and management within our Physician Practice Group. Upon taking control of day-to-day operations at IPS, she immediately applied her proactive managerial skill to the business, refining and redefining, as necessary, tactical growth strategies that have led to a number of new sales opportunities being pursued and the material expansion of IPS’ national provider network. She is the obvious choice to replace Ron on our executive leadership team. It should be noted that we will sorely miss Ron, but sincerely wish him great success in all of his future business endeavors.”

FINANCIAL MATTERS

On January 11, 2008, PainCare signed a forbearance agreement with its senior lender, providing for the lender to forbear from exercising their rights and remedies under the Company’s loan agreements for a period of 120 days. In addition, the lender has agreed to make cash advances to PainCare in an aggregate amount of up to $1 million, payable in predetermined installments through March 31, 2008. All extensions of credit will be added to the principal balance of the term loans, which has been reduced to approximately $8.5 million from approximately $30 million in association with the Company’s ongoing restructuring efforts.

In association with its efforts to leverage existing assets to meet current working capital and future growth capital needs, management has engaged the services of specialized investment banking group, Martins Acquisition Group, who has been charged with marketing the sale of Dynamic Rehabilitation Centers, Michigan’s most comprehensive spinal rehabilitation practice specializing in the treatment of sub-acute and chronic back and neck pain. It is also one of the largest, physician-based MedX rehab facilities in the world. PainCare originally acquired Dynamic in 2004.

The Company intends to continue assessing all other available strategic alternatives in hopes of further strengthening its operating platform and providing the necessary financial resources to support ongoing growth of IPS. With two national contracts with major payor groups in place and three additional new contracts in various stages of negotiation, IPS continues to focus on the expansion of its proprietary provider network, with initial recruiting and credentialing emphasis in Florida, Tennessee, Texas and Pennsylvania. “The key to long term success for IPS,” said White, “relies on our ability to establish a national network of leading physicians and surgeons who share IPS’ mission of delivering higher quality, more efficient quality interventional pain treatment through utilization of our proven clinical pathways and the effective administration of patient-centric care and attention. As our physician network grows, IPS’ value proposition to both the patient and the payor is significantly enhanced, thus promoting much more dynamic and exponential revenue growth as we progress our business plan and expand the universe of patients we are contracted to serve.”

About PainCare Holdings, Inc.

Headquartered in Orlando, Florida, PainCare Holdings, Inc. is one of the nation’s leading providers of pain-focused medical and surgical solutions and services. Through its proprietary network of acquired or managed physician practices, and in partnership with independent physician practices and medical institutions throughout the United States and Canada, PainCare is committed to utilizing the most advanced science and technologies to diagnose and treat pain stemming from neurological and musculoskeletal conditions and disorders.

Through its wholly owned subsidiary, Caperian, Inc., PainCare offers medical real estate and development services. Through Integrated Pain Solutions, the Company is engaged in pioneering the nation’s first managed services organization that offers a multi-disciplinary healthcare network focused on the treatment of pain. For more information on PainCare Holdings, please visit www.paincareholdings.com.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices, the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

Dodi Handy, President and CEO, or Daniel Conway, Chief Strategist

Elite Financial Communications Group

407-585-1080 or via email at prz@efcg.net